Exhibit 2.15

Execution Version

SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of June 4, 2024, is entered into by and among Grifols, S.A., (the “Issuer”), the other parties that are signatories hereof as guarantors (collectively, the “Guarantors” and each a “Guarantor”), BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”), The Bank of New York Mellon, London Branch, as Notes Collateral Agent (the “Notes Collateral Agent”), and The Bank of New York Mellon SA/NV, Dublin Branch, as Registrar (the “Registrar”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee, the Notes Collateral Agent and the Registrar have heretofore executed an indenture, dated April 30, 2024 (the “Indenture”), providing for the initial issuance of €1,000,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Initial Notes”) on the terms and subject to the conditions set forth in the Indenture;

WHEREAS, the Issuer wishes to amend the Indenture for purposes of issuing an additional €300,000,000 aggregate principal amount of 7.500% Senior Secured Notes due 2030 (the “Additional Notes” and, together with the Initial Notes, the “Notes”) pursuant to Section 2.2(f) of the Indenture, to be consolidated, form a single series with the Initial Notes and increase the amount of the Notes issued under the Indenture.

WHEREAS, pursuant to Section 9.01(i) of the Indenture, the Issuer, the Guarantors, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture and provide for the issuance of Additional Notes without the consent of any Holder of the Notes.

WHEREAS, the Issuer and the Guarantors have authorized the execution and delivery of this Supplemental Indenture, and the Issuer has requested and hereby directs that the Trustee and the Notes Collateral Agent join with the Issuer and the Guarantors in the execution of this Supplemental Indenture.

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Issuer pursuant to Section 9.01 of the Indenture, and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Issuer and the Guarantors enforceable in accordance with its terms have been duly performed and complied with.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)Issuance of the Additional Notes; Amendments to the Indenture.

(a)Pursuant to the terms and conditions set forth in Section 2.02(f) of the Indenture, the Issuer agrees to issue Additional Notes in the aggregate principal amount of €300,000,000 that will have identical terms (other than the issue date thereof), will be consolidated with the Initial Notes and form a single series and increase the aggregate principal amount of the Notes issued under the Indenture. Following the issuance of the Additional Notes, the new aggregate amount of Notes under the Indenture shall be €1,300,000,000.

(b)All references in the Indenture to the “Notes” shall be deemed to refer collectively to the Initial Notes issued prior to the date hereof and the Additional Notes, and the references to €1,000,000,000 (the principal amount of the Initial Notes) in the cover page and preamble of the Indenture shall be amended to read as €1,300,000,000.

(c)For the avoidance of doubt, all documents executed by the Issuer, the Guarantors and the Notes Collateral Agent on the date hereof relating to the Collateral for the Notes, including (i) the Spanish law Extension and Confirmation Agreement by and among the Notes Collateral Agent, the Trustee, the Issuer, Instituto Grifols, S.A., Grifols International, S.A. and Grifols Movaco, S.A., (ii) the Spanish law Notarial Deed of Ratification of the Irrevocable Power of Attorney granted in favor of the Notes Collateral Agent, (iii) the Irish law Deed of Confirmation between the Issuer and the Notes Collateral Agent, regarding the Share Mortgage in respect of the shares of Grifols Worldwide Operations Limited, dated as of April 30, 2024, between the Issuer and Notes the Collateral Agent and (iv) the German law Subsequent Ranking Share Pledge, shall be considered to be Security Documents pursuant to the definition thereof in the Indenture.

(d)Each of the Issuer and each Guarantor hereby, jointly and severally, agrees and confirms that the security interests, pledges and assignments made and/or granted pursuant to the Security Documents by it to the Notes Collateral Agent on April 30, 2024 or on the date hereof relating to the Collateral for the Notes, as of the date hereof are, or are hereby reaffirmed and shall continue to be, as applicable, in full force and effect as general and continuing security for the obligations under the Notes (which include, for greater certainty, all obligations under the Additional Notes), the Guarantees and the Indenture (including this Supplemental Indenture).

(3)Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guarantee it provided pursuant to the Indenture is hereby reaffirmed and shall continue in full force and effect as unconditional guarantee of all of the Issuer’s obligations under the Notes (which include, for greater certainty, all obligations under Additional Notes) and the Indenture and subject to the conditions set forth in the Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(4)Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE APPLICABLE PRINCIPLES

OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(5)Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

(6)Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

GRIFOLS, S.A., as Issuer

By:
Name:
	Title:	Authorized signatory

GRIFOLS BIOLOGICALS LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS INTERNATIONAL S.A., as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS SHARED SERVICES NORTH AMERICA, INC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS THERAPEUTICS LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

[Signature Page to Supplemental Indenture (Additional Notes)]

GRIFOLS USA LLC, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS LIMITED, as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS WORLDWIDE OPERATIONS USA, INC., as Guarantor

By:
Name:
	Title:	Authorized signatory

INSTITUTO GRIFOLS S.A., as Guarantor

By:
Name:
	Title:	Authorized signatory

GRIFOLS BIOTEST HOLDINGS GMBH, as Guarantor

By:
Name:
	Title:	Authorized signatory

[Signature Page to Supplemental Indenture (Additional Notes)]

BNY MELLON CORPORATE TRUSTEE SERVICES
LIMITED, as Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, LONDON
BRANCH, as Notes Collateral Agent

By:
Name:
Title:

[Signature Page to Supplemental Indenture (Additional Notes)]